UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached as an exhibit hereto is a press release and financial tables dated April 22, 2010 issued by Verizon Communications Inc. (Verizon).

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Verizon Wireless Segment earnings before interest, taxes, depreciation and amortization (EBITDA) and Verizon Wireless Segment EBITDA service margin (EBITDA margin) are non-GAAP measures and do not purport to be alternatives to GAAP items as measures of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expenses related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to Verizon’s competitors. Segment EBITDA margin is presented along with the corresponding operating income margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Verizon Wireless Segment EBITDA is calculated by adding back depreciation and amortization expenses to Wireless operating income, and Verizon Wireless Segment EBITDA service margin is calculated by dividing Verizon Wireless Segment EBITDA by Verizon Wireless service revenues. Verizon Wireless Segment EBITDA service margin utilizes service revenues rather than total revenues. Service revenues exclude primarily equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis.

Verizon Wireless cash expense per customer is an additional non-GAAP financial measure that management believes is also useful to investors and other users of our financial information in evaluating current operating expense efficiency, as well as in evaluating operating performance in relation to Verizon Wireless’s competitors. Verizon Wireless cash expense per customer is calculated by subtracting equipment and other revenue from Verizon Wireless cost of sales and services and selling, general and administrative expenses and dividing the result by average customers during the period. As a result, cash expense per customer reflects equipment and other revenue on a net cost basis in order to illustrate the impact of the net cost of selling handsets and other equipment to customers and other similar transactions with customers.

Free cash flow is an additional non-GAAP financial measure that management believes is useful to investors and other users of Verizon’s financial information in evaluating cash available to pay debt and dividends. Free cash flow is calculated by subtracting capital expenditures from cash flow from operations.

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Verizon’s GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99	Press release and financial tables, dated April 22, 2010, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: April 22, 2010	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Press release and financial tables, dated April 22, 2010, issued by Verizon Communications Inc.